UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2015

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As disclosed previously, Great Basin Scientific, Inc. (the “Company”) sold 2,724,000 units (“Units”) pursuant to a prospectus dated February 25, 2015 (the “Prospectus”), as supplemented. Each Unit consisted of one share of Series E Convertible Preferred Stock and eight Series C Warrants. Each share of Series E Convertible Preferred Stock is convertible into four shares of common stock of the Company (“Common Stock”) at the option of the holder.  The Series C Warrants may be exercised for cash at an exercise price of $2.55 or on a cashless basis pursuant to a formula disclosed in the Prospectus. In the event of a cashless exercise, the Company has the right to settle such an exercise through the issuance of shares of Common Stock or through a cash payment.

The Series E Convertible Preferred Stock and Series C Warrants became convertible or exercisable, respectively, on August 25, 2015.

As previously announced, on September 21, 2015, the Company no longer had sufficient authorized and unissued shares of common stock to settle the exercises of the Series C Warrants (an “Authorized Share Failure”), and the Series C Warrants were no longer exercisable into shares of Common Stock unless and until the Company obtained the approval of its stockholders for either a reverse stock split or an increase in the Company’s authorized shares of Common Stock (the “Stockholder Approval”). Stockholder Approval was obtained on December 8, 2015 and, as previously announced in our Current Report on Form 8-K on December 11, 2015, a reverse stock split of 1-to-60 went effective on December 11, 2015 at 5 p.m. EST (the “Reverse Stock Split”).  Beginning at 5 p.m. EST on December 11, 2015, the Series C Warrants became exercisable pursuant to their terms.

As of September 30, 2015, the date of the Company’s last Quarterly Report on Form 10-Q regarding the conversion or exercise of these securities, after adjusting such numbers for the Reverse Stock Split, the Company had issued 174,641 shares of Common Stock pursuant to the conversion of 2,619,614 shares of Series E Convertible Preferred Stock and had issued 2,891,464 shares of Common Stock pursuant to the exercise of 8,979,444 Series C Warrants.

From September 30, 2015 through to the date of this report, 4,089 shares of Series E Convertible Preferred Stock were converted and the Company issued 274 shares of Common Stock to settle these conversions and 1,895,352 Series C Warrants were exercised via the cashless exercise provision in the warrant resulting in the issuance of 1,065,763 shares of Common Stock. As of the date of this report, there are 4,244,374 shares of Common Stock issued and outstanding.

As of the date of this report, there are 100,297 shares of Series E Convertible Preferred Stock outstanding and 10,917,204 Series C Warrants outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: December 17, 2015	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer